AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September ___, 2013, by and among CHANTICLEER HOLDINGS, INC., a Delaware corporation (the “Parent”), Chanticleer Roadside Burgers International, LLC, a wholly owned subsidiary of Parent (the “Purchaser”) and AMERICAN ROADSIDE BURGERS, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of each of the Parent, the Purchaser and the Company, respectively, have determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable and fair to, and in the best interests of, the Parent, the Purchaser, the Company, and their respective stockholders;

WHEREAS, the Board of Directors of each of the Parent, the Purchaser, and the Company have each adopted resolutions approving the execution of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, the Board of Directors of each of the Parent, the Purchaser, and the Company, respectively, have approved and declared advisable and in the best interests of the Parent, the Purchaser, and the Company, respectively, this Agreement and the transactions contemplated hereby, and have determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of their respective stockholders;

WHEREAS, each of the Parent, the Purchaser, and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms, as used herein, shall have the following meanings:

(a) "Action" means any action, claim, dispute, proceeding, suit or investigation (whether civil, criminal, administrative or investigative), or any appeal therefrom.

(b) "Affiliate" means any Person, a spouse of such Person, any child or parent sharing the same household with such Person, any director or officer of such Person, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

(c) "Agreement" means this Agreement and Plan of Merger and shall include all of the Schedules and Exhibits attached hereto.

(d) “Alternative Transaction” has the meaning assigned to it in Section 6.4.

(e) "Annual Financial Statements" has the meaning assigned to it in Section 4.8(a).

(f) "Approval" means any approval, authorization, consent, license, franchise, order, registration, permit or other confirmation of or by, or filing with, a Person.

(g) "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in the State of Delaware or the State of North Carolina or a day on which commercial banks in the State of Delaware or the State of North Carolina are permitted or authorized to close.

(h) "Certificate of Merger" has the meaning assigned to it in Section 2.3.

(i) "Closing" and "Closing Date" have the meanings assigned to them in Section 2.2.

(j) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(k) "Company Common Stock" means the common stock, par value $0.0001 per share, of the Company.

(l) "Company Employee Plans" has the meaning assigned to it in Section 4.16(a).

(m) “Company Stock Plans” means a qualified, defined contribution, employee benefit (ERISA) plan designed to invest primarily in the stock of the Company.

(n) "Condition" means, with respect to a Person, the business, liabilities, properties, prospects, assets, operations, results of operations and/or condition (financial or otherwise) of such Person.

(o) "Contracts" has the meaning assigned to it in Section 4.10(b).

(p) "Damages" means any claim, loss, deficiency (financial or otherwise), Liability, cost or expense (including, without limitation, reasonable attorneys' fees, costs and expenses) or damage of any kind or nature whatsoever.

(q) "Effective Time" has the meaning assigned to it in Section 2.3.

(r) "Environmental Laws" means all currently existing foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

(s) "ERISA" has the meaning assigned to it in Section 4.16(a).

(t) "Financial Statements" has the meaning assigned to it in Section 4.8(a).

(u) "GAAP" means United States generally accepted accounting principles.

(v) "Governmental Authority" means any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

(w) "Hazardous Materials" means any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is defined as "hazardous waste," "hazardous material," "residual waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or (iii) which is otherwise regulated pursuant to any applicable Environmental Law.

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(x) "Indemnified Party" means any party entitled to indemnification pursuant to Article 10 hereof.

(y) "Indemnifying Party" means any party required to indemnify an Indemnified Party pursuant to Article 10 hereof.

(z) "Intellectual Property" means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software; "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; Trade Secrets; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons.

(aa) "Interim Balance Sheet" means the unaudited balance sheet of the Company as of June 30, 2013 previously delivered to the Purchaser.

(bb) "Interim Financial Statements" means the Interim Balance Sheet together with the unaudited statement of income and cash flow of the Company for the six-month period ended June 30, 2013 previously delivered to the Purchaser, which have been reviewed by the Company’s audit firm.

(cc) "Law" means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation) or administrative interpretation thereof, and any court, or arbitrator's order or process.

(dd) "Leased Real Property" has the meaning assigned to it in Section 4.20(b).

(ee) "Liability" means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

(ff) "License Agreements" has the meaning assigned to it in Section 4.11(b).

(gg) "Lien" means any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

(hh) "Material Adverse Effect" means any change, event, development, condition, occurrence or effect that is, or would reasonably be expected to be (a) materially adverse to the business, financial condition, assets, liabilities, or result of operations of the Company and the Company’s Subsidiaries, taken as a whole, or (b) prevents or materially delays or would reasonably be expected to prevent or materially delay, consummation of the Merger or performance by the Company of any of its material obligations under this Agreement.

(ii) "Merger" has the meaning assigned to it in Section 2.1.

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(jj) "Person" means any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature, including any business unit of such Person.

(kk) "Personal Property Leases" has the meaning assigned to it in Section 4.10(a).

(ll) "Purchaser Common Stock" means the common stock of the Purchaser.

(mm) "Real Property Leases" has the meaning assigned to it in Section 4.20(b).

(nn) "Representatives" means with respect to any Person, its stockholders, employees, officers, directors, investment bankers, attorneys, agents, representatives or Affiliates.

(oo) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereto.

(pp) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereto.

(qq) "Subsidiary" or “Subsidiaries” when used with respect to any Person or entity means any other Person or entity, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

(rr) "Surviving Corporation" has the meaning assigned to it in Section 2.1.

(ss) "Tax" means any United States federal, state or local or foreign income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

(tt) "Tax Audits" has the meaning assigned to it in Section 4.14(e).

(uu) "Tax Law" means the Law (including any applicable regulations or any administrative pronouncement) of any Governmental Authority relating to any Tax.

(vv) "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund, amended return, declaration of estimated Tax or information return or statement relating to Taxes, and any schedule, exhibit, attachment or other materials submitted with any of the foregoing, and any amendment thereto.

(ww) "Third Party Claim" has the meaning assigned to it in Section 10.4.

(xx) "Trade Secrets" means any and all technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, and methodologies held for use or used in or necessary for the conduct of the Company's or its Subsidiaries' business as currently conducted or contemplated to be conducted.

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1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied.

1.3 Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

1.4 Gender Forms. The use herein of any gender word (such as "he" or "his") includes both the male and female genders.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the Delaware General Corporation Law, the Purchaser shall be merged with and into the Company (the “Merger”). The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) under the name “American Roadside Burgers Inc.” and shall continue its existence under the Law of the State of Delaware. In connection with the Merger, the separate corporate existence of the Company and its Subsidiaries shall cease.

2.2 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203; Charlotte, North Carolina 28277, on or about September 30, 2013, but in any event within three Business Days after the day on which the last to be fulfilled or waived of the conditions set forth in Articles VII and VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other place and time or on such other date as the parties may agree in writing (the “Closing Date”). Notwithstanding anything to the contrary, if Parent is required to obtain NASDAQ approval of this Agreement and transaction contemplated hereby (the “Nasdaq Approval”) then the Closing will be held at the earliest practicable date following Parent’s receipt of such approval.

2.3 Effective Time of the Merger. The Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the “Certificate of Merger”) is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Certificate of Merger filing shall be made as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Effective Time" means the date and time on which such Certificate of Merger is so filed or such later time as the parties shall designate therein.

2.4 Certificate of Incorporation and Bylaws. Upon the Merger becoming effective, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as permitted by law and this Agreement. Upon the Merger becoming effective, the Bylaws of the Corporation (the “Bylaws”) in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as permitted by law and this Agreement.

2.5 Directors and Officers. The directors of the Purchaser immediately prior to the Effective Time and the officers of the Purchaser immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified.

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ARTICLE III

CONVERSION OF SHARES

3.1 Effect on Capital Stock.

(a) Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Purchaser, the Company, or any stockholder thereof, each share of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive such number of shares according to the Exchange Ratio in Section 3.1(b) of the Parent’s Common Stock. Each of the shares of the Company’s Common Stock converted in accordance with this Section 3.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of the Company’s Common Stock shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.1, upon the surrender of such certificate in accordance with Section 3.2 hereof.

(b) Exchange Ratio. All Company Shareholders shall receive an aggregate amount of seven hundred and forty thousand (740,000) Parent Units, (as hereinafter defined) on a pro rata basis, with each Parent Unit consisting of one (1) share of common stock of Parent and one (1) five year warrant to purchase one (1) share of common stock of Parent at an initial exercise price of five dollars per share (the “Parent Units”).

(c) Options and Warrants. Any outstanding Options and Warrants of the Company shall be cancelled or be deemed canceled immediately prior to the Effective Time.

3.2 Surrender of Certificates Representing Shares. At and after the Effective Time, each shareholder of the Company shall be entitled to receive the consideration set forth in Section 3.1 in respect of the shares of capital stock of the Company owned by such shareholder. At and after the Effective Time, each share of capital stock of the Company shall be deemed cancelled and surrendered to the Parent. Each certificate representing shares of Parent Common Stock issued upon surrender of the Company’s Common Stock shall bear a legend stating:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

3.3 No Fractional Shares. No certificates or scrip representing fractional shares of the Parent’s Common Stock and/or Warrants shall be issued upon the surrender for exchange of certificates representing shares of the Company’s Common Stock and/or Warrants. In lieu of any such fractional shares of the Parent’s Common Stock and/or Warrants, each holder of shares of the Company’s Common Stock and/or Warrants who would otherwise have been entitled to a fraction of a share of the Parent’s Common Stock and/or Warrants upon surrender of stock certificates for exchange pursuant to this Article III will be issued one full share, rounded to the highest number, of the Parent’s Common Stock and/or one full Warrant in consideration of said fractional share of the Parent’s Common Stock.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

4.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted, except where such failure would not have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement. Schedule 4.1 hereto sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing.

4.2 Corporate Records. Copies of the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Company, certified by the Secretary of such corporation, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificate of incorporation and by-laws of the Company are in full force and effect. The Company is not in violation of any provision of its certificate of incorporation or by-laws.

4.3 Corporate Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder actions on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

4.4 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $0.0001 per share and 5,000,000 blank check preferred stock, par value $0.0001 per share. There shall be 21,951,182 shares of Company Common Stock outstanding immediately prior to Closing, of which all shares are being cancelled concurrently with the Closing. No shares of preferred stock are outstanding. No shares of Company Common Stock are held as treasury shares, and no shares of Company preferred stock are held as treasury shares.

(b) All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with all applicable Laws concerning the issuance of securities. There are not any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, except those listed on Schedule 4.4(b), all of which shall either be exchanged for Parent Units or will be terminated at the Effective Time. There are not any notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which the Company’s stockholders may vote. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company, and there are no irrevocable proxies with respect to shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

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4.5 Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other business association or entity, other than all of the shares of common stock of its Subsidiaries. Each outstanding share of capital stock of each subsidiary is duly authorized, is validly issued fully paid, non-accessible and free of preemptive rights and is owned beneficially and of record by the Company free and clear of all security interests, liens, claims, pledges, options, rights or right of first refusal agreements, limitations on the Company’s voting rights, charges or other encumbrances of any nature whatsoever.

4.6 No Violation. Except for the filing of the Certificate of Merger, neither the execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder, nor the consummation by it of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Company; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Company or binding on the Surviving Corporation after the Closing, require the consent of any other party to constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Company to which it is a party or by which it or any of its assets or properties constituting part of the business of the Company are bound.

4.7 Approvals.

(a) Except for the filing of the Certificate of Merger, no declaration, filing or registration with, notice to, or Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Company or its Subsidiaries in connection with the execution, delivery or performance by the Company or its Subsidiaries of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(b) The Company and its Subsidiaries have all Approvals required for its operation and the use and ownership or leasing of its properties and assets that constitute part of the business, as currently operated, used, owned or leased. All of such Approvals are valid, in full force and effect and in good standing, except where the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company. There is no proceeding pending or, to the knowledge of the Company, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of any such Approval.

4.8 Financial Statements; No Undisclosed Liabilities.

(a) The Company has delivered to the Purchaser, and Purchaser acknowledges the receipt of, true, correct and complete copies of the Company’s audited consolidated balance sheets as of December 31, 2011, and 2012, and the audited consolidated statements of income for the years ended December 31, 2011, and 2012 (the “Annual Financial Statements”), the Interim Financial Statements for the Quarter ending June 30, 2013 (collectively, the “June 30, 2013 Financial Statements”). Should the Closing occur after September 30, 2013, the Company shall deliver to the Purchaser unaudited financial statements for the monthly periods ended July 30, 2013, August 30, 2013, and for the Quarter ending September 30, 2013 and the related statements of cash flows, once such financial statements have been prepared by the Company (the “Alternate Financial Statements”) (the Annual Financial Statements, the June 30, 2013 Financial Statements and the Alternate Financial Statements, collectively referred to as the “Financial Statements”). The Financial Statements are based upon the information contained in the books and records of the Company and fairly present, in all material respects, the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated. The Interim Financial Statements and the Alternate Financial Statements have been, or will be, prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistent with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

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(b) Except for the indebtedness set forth on Schedule 4.8(b) or as reflected in the Interim Balance Sheet, the Company does not have, and as a result of the transactions contemplated by this Agreement, will not have, any Liabilities (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of the Company.

(c) The minute books and stock record books of the Company have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Company’s stockholders, the Board of Directors, and committees of the Board of Directors of the Company.

4.9 Absence of Certain Changes.

(a) Since December 31, 2012 and, prior to the date hereof, the Company has conducted its business in the ordinary course, consistent with past practice, and there has not been:

(i) any event, occurrence or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company, other than as shown on the Interim Financial Statements;

(ii) any grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company; entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company; increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements; or increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company, in each case, other than in the ordinary course of business consistent with past practice.

(b) Since December 31, 2012 and prior to the date hereof, the Company has conducted its business in the ordinary course, consistent with past practice, and there has not been:

(i) except as set forth on Schedule 4.9(b)(i), any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of their capital stock or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments which obligate the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities;

(ii) any amendment of any material term of any outstanding security of the Company;

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(iii) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company of any contract or other right, other than transactions, commitments, contracts, agreements, settlements or relinquishments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

(iv) any change in any method of accounting or accounting practice by the Company, except for any such change which is not material or which is required by reason of a concurrent change in GAAP; or

(v) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

4.10 Leases of Personal Property; Material Contracts; No Default.

(a) Schedule 4.10(a) hereto sets forth a true and complete list of each lease of personal property to which the Company and its Subsidiaries are a party or by which it or its properties or assets are bound which provides for payments in excess of $10,000 per annum and which has a remaining term in excess of one year (collectively, the “Personal Property Leases”). The Company has delivered or made available to the Purchaser a true and complete copy of each of the Personal Property Leases.

(b) Schedule 4.10(b) hereto sets forth a true and complete list of all agreements (including, but not limited to any agreements relating to indebtedness or future expenditures) involving amounts greater than $10,000.00 individually or $25,000.00 in the aggregate, to which the Company and its Subsidiaries are a party or by which it or any of its properties or assets are bound (collectively, the “Contracts”). The Company has delivered or made available to the Purchaser a true and complete copy of each of the Contracts or other agreements listed on Schedule 4.10(b) hereto.

(c) Except as set forth on Schedule 4.10(c) hereto, the Company and its Subsidiaries have performed in all material respects, or is now performing in all material respects, its obligations under, and is not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor has it received notice of any asserted claim of a material default by the Company under, or a material breach or violation by the Company or its Subsidiaries of, any of the Personal Property Leases or Contracts and, to the knowledge of the Company, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

4.11 Intellectual Property Matters.

(a) Schedule 4.11(a) sets forth, for all Intellectual Property owned by the Company, a complete and accurate list, of all U.S. and foreign: (i) patents and patent applications; (ii) registered Trademarks and material unregistered Trademarks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

(b) Schedule 4.11(b) sets forth a complete and accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, or right to compensation from the Company by reason of the use, exploitation, or sale of any Intellectual Property, to which the Company is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the “License Agreements”).

(c) Except as set forth on Schedule 4.11(c): (i) the Company owns or has the right to use all Intellectual Property, free and clear of all liens or other encumbrances; (ii) any Intellectual Property owned or used by the Company has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned, and, to the knowledge of the Company; (iii) the Company has no knowledge that any of its operations constitute infringement or misappropriation, on any Intellectual Property right of another Person; (iv) the Company has not received notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned or used by the Company and the Company does not have any knowledge of any basis for such a claim; (v) the Company has not licensed or sublicensed its rights in any Intellectual Property; and (vi) the Company has no knowledge that any third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company;

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4.12 Litigation. Except as set forth on Schedule 4.12, there is no Action pending against or affecting or, to the knowledge of the Company, threatened against or affecting, the Company, its Subsidiaries, or any of its assets, properties or rights before any court or arbitrator or any other Governmental Authority. To the knowledge of the Company, there are no facts that would likely result in any such Action.

4.13 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all Laws applicable thereto, except where such failure would not have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement. The Company and its Subsidiaries are not at present charged with or, to the knowledge of the Company, threatened with any charge concerning or under any investigation with respect to, any violation, in any material respect, of any provision of any Law, and the Company and its Subsidiaries are not in violation of or in default under, and to the knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority, except where such failure would not have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement.

4.14 Taxes.

(a) The Company has duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete; and timely paid (or properly accrued on the Company's books), or there has been paid on its behalf all Taxes due from it or claimed to be due from it by any Governmental Authority (whether or not set forth on any Tax Return);

(b) The Company has complied in all material respects with all applicable Tax Laws relating to the payment and withholding of Taxes and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under all applicable Tax Laws;

(c) There are no Liens for Taxes upon the assets or properties of the Company except for statutory Liens for current Taxes not yet due;

(d) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company;

(e) No federal, state, local or foreign audits, review, or other Actions ("Tax Audits") exist or have been initiated with regard to any Taxes or Tax Returns of the Company, and the Company has not received any notice of such an Audit;

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(f) All Tax deficiencies which have been claimed, proposed or asserted against the Company by any taxing authority have been fully paid, and there are no other Audits by any taxing authority in progress relating to the Company or the business of the Company, nor has the Company or to the Company's knowledge, any of its stockholders, directors or officers received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by any taxing authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent period. The Company is not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other taxing authority;

(g) No claim has been made by a Taxing authority in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to taxation by that jurisdiction;

4.15 Insurance. Schedule 4.15 hereto sets forth a true and complete list of all insurance policies or binders maintained by or for the benefit of the Company and its directors, officers, employees or agents. The Company has delivered or made available to the Purchaser true and complete copies of such policies and binders. Except as set forth on Schedule 4.15 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Company as to which the insurers have denied liability, (c) the Company has complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company to its insurers.

4.16 Employee Benefit Plans.

(a) For purposes of this Agreement, the term "Company Employee Plans" shall mean and include: all Company Stock Plans, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company and covers any employee or director or former employee or director of the Company, or under which the Company has any Liability contingent or otherwise (including but not limited to each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA). Neither the Company nor any of its Affiliates contributes to, or is required to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA. Schedule 4.16(a) sets forth a true, accurate and complete list of all Company Employee Plans.

(b) Each Company Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c) Except as set forth on Schedule 4.16(c), no director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Employee Plan or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and (ii) no payment made or to be made to any current or former employee or director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

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(d) The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company is pending or threatened, nor is the Company or its Subsidiaries involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any employees, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no suits, Actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Company Employee Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on the Company.

(e) Schedule 4.16(e) sets forth all management, consulting, non-compete and employment agreements of the Company.

4.17 Environmental Matters. No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, Action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against, the Company or its Subsidiaries, and no penalty has been assessed against the Company or its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; the Company is in compliance with all Environmental Laws; and there are no Liabilities of or relating to the Company relating to or arising out of any Environmental Law and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability.

4.18 Labor Matters. There is no unfair labor practice charge or complaint against the Company or its Subsidiaries pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the knowledge of the Company, none is or has been threatened; there is no labor strike, dispute, request for representation, organizing activity, slowdown or stoppage actually pending against or affecting the Company or its Subsidiaries and, to the knowledge of the Company, none is or has been threatened. Except as set forth on Schedule 4.18, all Persons treated by the Company as independent contractors for any purpose do satisfy and have satisfied the requirements of Law to be so treated, and the Company has fully and accurately reported the amounts paid by the Company to or on behalf of such Persons on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company, and who has been treated by the Company as an independent contractor, is classifiable as a "leased employee," within the meaning of Section 414(n)(2) of the Code, with respect to the Company, or with respect to any customer of the Company.

4.19 Personal Property. Schedule 4.19 hereto sets forth a true and complete list of all equipment and fixtures having an acquisition cost of $25,000 or more owned by the Company.

4.20 Real Property.

(a) The Company does not own any real property.

(b) Set forth on Schedule 4.20(b) hereto is a list of all leases, subleases, licenses and other agreements (collectively, the “Real Property Leases”) under which the Company and/or its Subsidiaries use or occupy or have the right to use or occupy any real property used by the Company and/or its Subsidiaries (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property").

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(c) The Company and its Subsidiaries have performed in all material respects, or are now performing in all material respects, their obligations under, and are not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor have they received notice of any asserted claim of a material default by the Company under, or a material breach or violation by the Company and / or its Subsidiaries of any of the Real Property Leases and, to the knowledge of the Company, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

4.21 Accounts Receivable. The accounts receivable of the Company (i) arose from bona fide transactions in the ordinary course of business, are payable on ordinary trade terms and are, to the knowledge of the Company, not subject to any valid setoff, counterclaims or defense, and (ii) are legal, valid and binding obligations of the respective debtors.

4.22 Inventory. Schedule 4.22 sets forth the Company’s inventory for August 2013.

4.23 Finders' or Advisors' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or the Company’s stockholders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.24 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. No employee, director, or officer of the Company and no member of the immediate family of any employee, officer, or director of the Company is directly or indirectly interested in any material contract with the Company.

4.25 Required Vote. The affirmative vote or consent of the holders of a majority of the outstanding shares of the Company Common Stock with respect to which votes are entitled to be cast in connection with the approval of this Agreement (the “Company Shareholder Approval”), is the only vote or consent of the holders of any class or series of capital stock or other equity interests of the Company necessary to approve this agreement or the Merger. Such vote or consent has been obtained prior to execution of this Agreement.

4.26 Disclosure. Neither this Agreement, nor any of the Exhibits or Schedules hereto nor any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with Purchaser pursuant hereto or in connection with the negotiation, execution or performance hereof, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT

Each of the Parent and Purchaser hereby represent and warrant to the Company as follows:

5.1 Organization and Good Standing. The Purchaser and Parent are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted. Purchaser and Parent are duly qualified or licensed to do business as a foreign corporation, and are in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on Purchaser or Parent’s business or operations or would adversely affect its ability to consummate the transactions provided for or contemplated by this Agreement.

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5.2 Corporate Records. Copies of the certificate of incorporation of the Parent and Purchaser, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Parent and Purchaser, certified by the Secretary of such corporation, heretofore delivered to the Company are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and by-laws of the Parent and Purchaser are in full force and effect. The Parent and Purchaser are not in violation of any provision of their respective certificates of incorporation or by-laws.

5.3 Corporate Power and Authority. Each of the Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Parent and Purchaser, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of the Parent and Purchaser. This Agreement constitutes the legal, valid and binding obligation of each of the Parent and Purchaser, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

5.4 Finders' or Advisors' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent and/or Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.5 No Violation. Except for the filing of the Certificate of Merger and any filings required pursuant to federal or state securities laws, neither the execution and delivery of this Agreement by the Parent and Purchaser, the performance by Parent and Purchaser of their respective obligations hereunder, nor the consummation by Parent and Purchaser of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Parent or Purchaser; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Parent or Purchaser, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Parent or Purchaser under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Parent or Purchaser to which it is a party or by which it or any of its assets or properties constituting part of its businesses is bound.

5.6 Approvals. Except for the filing of the Certificate of Merger, and any filings required pursuant to federal or state securities laws, no declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Parent or Purchaser in connection with the execution, delivery or performance by the Parent or Purchaser of this Agreement, the performance by the Parent and Purchaser of its obligations hereunder or the consummation by them of the transactions contemplated hereby.

5.7 Capitalization. As of the date of this Agreement, the Parent is authorized to issue 20,000,000 shares of common stock, of which 3,790,396 shares were issued and outstanding. All issued and outstanding shares of capital stock of the Parent are validly issued, fully paid and nonassessable.

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ARTICLE VI

COVENANTS

6.1 The Company covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Purchaser in writing:

(a) Conduct of the Company. From the date of this Agreement until the Closing, the Company shall conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable best efforts to preserve intact its business organization.

Without limiting the generality of the foregoing and, without the prior written consent of the Purchaser, from the date of this Agreement until the Closing:

(i) The Company will not adopt or propose any change in its certificate of incorporation or by-laws;

(ii) The Company will not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(iii) The Company will not issue or sell any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company;

(iv) The Company will not (A) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

(v) The Company will not redeem, purchase or otherwise acquire directly or indirectly any shares of capital stock of the Company;

(vi) The Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any employee or director stock options or other stock based awards;

(vii) The Company will not (A) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company, (B) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (C) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase (or amend the terms of) any compensation, bonus or other benefits payable to directors, officers or employees of the Company, or (E) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan;

(viii) The Company will not acquire any assets or property of any other Person except in the ordinary course of business consistent with past practice;

(ix) The Company will not sell, lease, license or otherwise dispose of any assets or property except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice;

(x) The Company will not enter into any joint venture, partnership or other similar arrangement;

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(xi) The Company will not take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(xii) The Company will not make or change any material Tax election, settle any material audit or file any material amended Tax Returns;

(xiii) The Company will not incur any indebtedness, other than ordinary trade payables incurred in the ordinary course (it being understood and agreed that the accrual of interest with respect to indebtedness in existence on the date of this Agreement shall not be deemed to be incurrence of indebtedness); and

(xiv) The Company will not agree or commit to do any of the foregoing.

6.2 The Parent covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Company in writing:

(i)                 The Parent will not take any action that would make any representation or warranty of the Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(ii)               The Parent shall promptly seek to obtain Nasdaq Approval, if required, and shall promptly respond to any Nasdaq inquiry or request for information relating to such Nasdaq Approval; and

(iii)             Not later than twelve months from the Closing Date the Parent shall obtain shareholder approval for the issuance of the warrants included in the Parent Units.

6.3 Consents and Approvals. The Company and its Subsidiaries shall use their best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals reasonably requested by the Purchaser with respect to the Company and its Subsidiaries’ Contracts or that are necessary to obtain fulfillment of the conditions set forth in Article VII hereof.

6.4 No Solicitation of Transaction. The Company shall not, and shall use its best efforts to cause its Representatives not to, directly or indirectly, take any of the following actions with any Person other than the Purchaser without the prior written consent of the Purchaser: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Company, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or a substantial portion of the assets of, or any securities of, the Company (an “Alternative Transaction”); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Company to abandon, terminate or refrain from consummating a transaction with the Purchaser.

ARTICLE VII

CONDITIONS PRECENT TO THE OBLIGATIONS OF THE PURCHASER AND/OR PARENT

The obligations of the Purchaser and/or Parent to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

7.1 Representations and Warranties True. The representations and warranties contained in Article IV hereof, in the Schedules to this Agreement, and in all certificates delivered by the Company and the Subsidiaries to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or some other date which shall be true and correct only as of such date).

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7.2 Performance of Covenants. The Company and its Subsidiaries shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

7.4 Certificates. The Company and its Subsidiaries shall have furnished the Purchaser with such certificates to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Purchaser.

7.5 Consents. The Company and its Subsidiaries shall have obtained all consents which, the failure to so obtain would have a Material Adverse Effect on the Condition of the Company.

7.6 No Material Adverse Effect. There shall have been, between the date of this Agreement and the Closing Date, no Material Adverse Effect on the Company.

7.7 Delivery of Good Standing Certificates and Corporate Resolutions. The Purchaser shall have received certificates of good standing with respect to the Company and its Subsidiaries issued by the jurisdiction of its incorporation. The Purchaser shall have received copies of the resolutions of the Company and its Subsidiaries approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

7.8 Financial Statements. The Company shall have provided the Purchaser with copies of the Annual Financial Statements and the Interim Financial Statements.

7.9 Director and Officer Resignations. Effective as of the Effective Time, each of the Company's directors and officers shall have resigned.

7.10 Due Diligence. The Purchaser shall, in its sole reasonable discretion, have completed and be reasonably satisfied with its business, accounting, and legal due diligence review of the Company.

7.11 Certain Notices. From and after the date of this Agreement until the Effective Time, the Company shall promptly notify the Purchaser of: (a) the occurrence, or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

7.12 Public Announcements. The Company agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. The Company agrees that the press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of the Parent.

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7.13          Shareholder Approval of Company Shareholders. The approval of this Agreement by the Company’s Shareholders shall have been obtained and the Company shall have provided evidence satisfactory to Purchaser that Company’s shareholders are all “accredited investors” within the meaning of the Securities Act.

7.14          Shareholder Approval of Parent Shareholders. If required, the approval of this Agreement by the Parent’s Shareholders shall have been obtained.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

8.1 Representations and Warranties True. The representations and warranties contained in Article V hereof and in all certificates delivered by the Parent and Purchaser to the Company pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or such other date which shall be true and accurate only as of such date).

8.2 Performance of Covenants. The Parent and Purchaser shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Parent and Purchaser prior to or on the Closing Date.

8.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

8.4 Certificates. The Parent and Purchaser shall have furnished the Company with such certificates to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Company.

8.5 Consents. Parent and Purchaser shall have obtained all consents which, the failure to so obtain would have a Material Adverse Effect on the Condition of the Parent or Purchaser.

8.6 Delivery of Good Standing Certificates and Corporate Resolutions. The Company shall have received certificates of good standing with respect to the Parent and Purchaser issued by the jurisdiction of its incorporation. The Company shall have received copies of the resolutions of the Parent and Purchaser approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

8.7 Certain Notices. From and after the date of this Agreement until the Effective Time, each of the Parent and Purchaser shall promptly notify the Company of: (a) the occurrence, or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

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ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual consent of the Purchaser and the Company;

(b) by either the Purchaser or the Company if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties or covenants set forth in this Agreement which is not cured within ten Business Days after such other party has been notified in writing of the intent to terminate this Agreement pursuant to this clause (b);

(c) by either the Purchaser or the Company, if any permanent injunction or action by any court or other Governmental Authority of competent jurisdiction enjoining, denying Approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable;

9.2 Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 9.1 hereof, this Agreement shall forthwith become void (except for this Section 9.2) and there shall be no Action on the part of the Company, the Company’s stockholders, the Purchaser, the Parent or their respective officers, directors or affiliates; provided, that, if such termination shall result from a material misrepresentation by a party or the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach.

9.3 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

ARTICLE X

INDEMNITY

10.1 Indemnification by the Company. Each of the Company and its Subsidiaries jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Purchaser and its officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a “Buyer Party” and collectively “Buyer Parties”) from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Buyer Party, in any Action: between a Buyer Party and the Company or its Subsidiaries; or between a Buyer Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Company or its Subsidiaries in connection with the Closing; (ii) the nonfulfillment of any covenant or agreement on the part of the Company or its Subsidiaries set forth in this Agreement or in any agreement or certificate executed and delivered by the Company or its Subsidiaries pursuant to this Agreement or in the transactions contemplated hereby; (iii) claims (whether based on contract, tort, fiduciary or any other theory) of any actual or purported, beneficial or record, current or past, holder of the Company's or its subsidiaries’ debt or equity securities (or any interest or right therein) in connection with, resulting from or arising out of, directly or indirectly, such debt or equity securities (or any interest or right therein) that is based on any action taken at or prior to the Effective Time.

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10.2 Indemnification by the Parent and Purchaser. Each of the Parent and Purchaser jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Company and its officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a “Seller Party” and collectively “Seller Parties”) from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Seller Party, in any Action: between a Seller Party and the Parent and/or Purchaser; or between a Seller Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Parent or Purchaser in connection with the Closing; or (ii) the nonfulfillment of any covenant or agreement on the part of the Parent or Purchaser set forth in this Agreement or in any agreement or certificate executed and delivered by the Parent or Purchaser pursuant to this Agreement or in the transactions contemplated hereby.

10.3 Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 10.1 hereof. Such notice shall include an estimate of the Damages that the Indemnified Party has determined may be incurred. As soon as practicable after the date of such notice, the Indemnified Party shall provide to the Indemnifying Party all information and documentation necessary to support and verify the Damages so claimed and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such notice, or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim or the estimated amount of Damages described in such notice, the estimated Damages in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party.

10.4 Matters Involving Third Parties.

(a) If any third party shall commence an Action against any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification under Section 10.1, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable.

(b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably acceptable to the Indemnified Party so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within 30 days after its receipt of notice, in accordance with Section 12.5, of the Third Party Claim as provided in Section 10.4 or, if the Indemnifying Party has disputed the claim for indemnification, then within ten days of a final determination that such claim is a valid claim under Section 10.1) that the Indemnified Party will be entitled to indemnification under Section 10.1 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim and (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim (including any Third Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is prejudiced by such failure to give notice.

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(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party's defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

ARTICLE XI

OTHER AGREEMENTS

The parties hereto agree that:

11.1 Best Efforts. The Parent, the Purchaser and the Company~~,~~ shall each cooperate with the others and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all Approvals required to be obtained from any third party necessary, proper or advisable to consummate the Merger and other transactions contemplated by this Agreement.

11.2 Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the Surviving Corporation shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement and the related transactions.

11.3 Expenses. The Parent shall pay, on behalf of the Company, $100,000 in Company expenses (including those of counsel, accountants and other approved amounts to be determined by the Company), which shall be payable upon the Closing.

ARTICLE XII

MISCELLANEOUS

12.1 Entire Agreement. This Agreement (including the documents and instruments referred to herein) embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

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12.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

12.3 Headings and Exhibits. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Schedules and documents referred to in this Agreement are an integral part of this Agreement.

12.4 Survival of Representations, Warranties and Covenants. All representations and warranties made by any party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for two years after the Closing; provided, however, that in the event of fraud by any party, the representations and warranties of the party shall survive the Closing for an indefinite period of time. Notwithstanding the foregoing, if a claim notice is sent pursuant to Section 10.2, the representation or warranty with respect to which such claim notice is sent, and the related indemnification obligations set forth in Article X with respect to the claim notice, shall survive until the resolution of the claim for Damages to which such claim notice relates, or such longer period as provided in the preceding sentence. All covenants made by any party pursuant to this Agreement shall survive the Closing pursuant to their terms.

12.5 Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below (with electronic confirmation of delivery), or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

If to the Parent, Purchaser, or Surviving Corporation:

CHANTICLEER HOLDINGS, INC.

Attention: Michael Pruitt

11220 Elm Lane, Suite 203

Charlotte, NC 28277

Facsimile No.: 704.366.2463

If to the Company (pre-Closing):

AMERICAN ROADSIDE BURGERS

Attention: Rich LaVecchia

5821 Fairview Road, Suite 104

Charlotte, NC 28209

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek, P.C.

East Tower 15th Floor

1425 RXR Plaza

Uniondale, NY 11556-1425

Attn: Seth Rubin, Esq.

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date personally delivered or telefaxed, five Business Days after deposit with the U.S. Postal Service if mailed, or one Business Day if delivered by overnight mail, and, if given by any other means, shall be deemed given only when actually received by the addressees.

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12.6 Counterparts. This Agreement may be executed in any number of counterparts (which may be by facsimile or other electronic means) each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signatures follow on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT:

CHANTICLEER HOLDINGS, INC.

By:
Print Name:
Title:

PURCHASER:

Chanticleer Roadside Burgers
International, LLC

By:
Print Name:
Title:

COMPANY

AMERICAN ROADSIDE BURGERS, INC.

By:
Print Name:

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